 Filed pursuant to Rule 424(b)(3)

Registration No. 333-198502

PROSPECTUS SUPPLEMENT NO. 2

(To the Prospectus Dated June 3, 2015)

 5,768,470 Shares of Common Stock

Sysorex Global Holdings Corp.

This Prospectus Supplement No. 2 (the “Prospectus Supplement”) supplements our Prospectus dated June 3, 2015, as supplemented by Prospectus Supplement No. 1 dated August 10, 2015 (collectively, the “Prospectus”), relating to the offer and sale of up to 5,768,470 shares of common stock, par value $0.001, of Sysorex Global Holdings Corp., a Nevada corporation (the “Company,” “Sysorex,” “us,” “our,” or “we”), by the selling stockholders identified on page 27 of the Prospectus. We are not selling any securities under this Prospectus Supplement and the Prospectus and will not receive any of the proceeds from the sale of shares by the selling stockholders.

The selling stockholders may sell the shares of common stock described in the Prospectus in a number of different ways and at varying prices. See “Plan of Distribution” for more information about how the selling stockholders may sell the shares of common stock being registered pursuant to this Prospectus Supplement and the Prospectus.

We will pay the expenses incurred in registering the shares, including legal and accounting fees. See “Plan of Distribution”.

We are an “emerging growth company” under the Federal Securities laws and are subject to reduced public company reporting requirements as set forth on page 5 of Prospectus. Our common stock is currently quoted on The Nasdaq Capital Market under the symbol “SYRX.” On October 1, 2015, the last reported sale price of our common stock on The Nasdaq Capital Market was $1.00.

Recent Developments

This Prospectus Supplement is being filed to update and supplement the information in the Prospectus with the information contained in our Current Report on Form 8-K filed with the Securities and Exchange Commission on September 25, 2015 (the “Current Report”). Accordingly, we have attached the Current Report to this Prospectus Supplement. Any statement contained in the Prospectus shall be deemed to be modified or superseded to the extent that information in this Prospectus Supplement modifies or supersedes such statement. Any statement that is modified or superseded shall not be deemed to constitute a part of the Prospectus except as modified or superseded by this Prospectus Supplement.

This Prospectus Supplement should be read in conjunction with, and may not be delivered or utilized without, the Prospectus.

In reviewing this Prospectus Supplement, you should carefully consider the matters described under the caption “Risk Factors” beginning on page 4 of the Prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus supplement or the prospectus.  Any representation to the contrary is a criminal offense.

This Prospectus Supplement does not constitute an offer to sell or the solicitation of an offer to buy any securities.

The date of this Prospectus Supplement is October 2, 2015.

ADDITIONAL INFORMATION

You should rely only on the information contained or incorporated by reference in the Prospectus, this Prospectus Supplement, and in any other accompanying prospectus supplement. No one has been authorized to provide you with different information. The shares are not being offered in any jurisdiction where the offer is not permitted. You should not assume that the information in the Prospectus, this Prospectus Supplement or any other prospectus supplement is accurate as of any date other than the date on the front of such documents.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2015

SYSOREX GLOBAL HOLDINGS CORP.

 (Exact name of registrant as specified in its charter)

Nevada	001-36404	88-0434915
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2479 E. Bayshore Road, Suite 195 Palo Alto, CA	94303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 702-2167

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 25, 2015, Sysorex Global Holdings Corp. (“we” or “Sysorex”) entered into an underwriting agreement (the “Underwriting Agreement”) with B. Riley & Co., LLC, as representative of the several underwriters named therein (the “Underwriters”), relating to the issuance and sale of 5,250,000 shares of our common stock, par value $0.001 per share. The price to the public in this offering is $1.00 per share. Under the terms of the Underwriting Agreement, we also granted the Underwriters an option exercisable for 30 days from the closing date to purchase up to an additional 787,500 shares at the public offering price.

After deducting underwriting discounts and commissions and estimated offering expenses, we expect the net proceeds from the offering to be approximately $4.9 million, or approximately $5.6 million if the Underwriters exercise in full the over-allotment option to purchase additional shares. We intend to use the net proceeds from the offering for general corporate purposes, which may include business development activities, capital expenditures, working capital and general and administrative expenses.

The offering is scheduled to close on or about September 30, 2015, subject to customary closing conditions.

The Underwriting Agreement contains customary representations, warranties and agreements by us, customary conditions to closing, indemnification obligations of us and the Underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The offering is being made pursuant to our registration statement on Form S-3 (Registration Statement No. 333-204159) previously filed with the Securities and Exchange Commission and declared effective May 28, 2015 and a related prospectus supplement filed with the Securities and Exchange Commission. The Underwriting Agreement is filed as Exhibit 1.1 to this report and the description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

A copy of the opinion of Mitchell Silberberg & Knupp LLP relating to the legality of the issuance and sale of the shares in the offering is attached as Exhibit 5.1 hereto.

Item 7.01	Regulation FD Disclosure.

On September 24, 2015 and September 25, 2015, we issued press releases announcing the commencement and pricing of the public offering described in Item 1.01 of this Current Report on Form 8-K. The press releases are attached as Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.

The information disclosed under this Item 7.01, including Exhibit 99.1and Exhibit 99.2 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) and shall not be deemed incorporated by reference into any filing made under the Securities Act or the Exchange Act except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement
5.1	Legal Opinion of Mitchell Silberberg & Knupp LLP
23.1	Consent of Mitchell Silberberg & Knupp LLP (included in Exhibit 5.1)
99.1	Press Release Issued September 24, 2015
99.2	Press Release Issued September 25, 2015

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 25, 2015	SYSOREX GLOBAL HOLDINGS CORP.

	By:	/s/ Nadir Ali
Name: Nadir Ali
Title: Chief Executive Officer

3

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement
5.1	Legal Opinion of Mitchell Silberberg & Knupp LLP
23.1	Consent of Mitchell Silberberg & Knupp LLP (included in Exhibit 5.1)
99.1	Press Release Issued September 24, 2015
99.2	Press Release Issued September 25, 2015

4

Exhibit 1.1

EXECUTION COPY

SYSOREX GLOBAL HOLDINGS CORP.

5,250,000 Shares of Common Stock

UNDERWRITING AGREEMENT

September 25, 2015

B. Riley & Co., LLC
As Representative of the Several Underwriters
set forth on Schedule D hereto
11100 Santa Monica Boulevard
Suite 800
Los Angeles, CA 90025

Ladies and Gentlemen:

Sysorex Global Holdings Corp., a Nevada corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule D hereto (the “Underwriters”) pursuant to this Underwriting Agreement (this “Agreement”) an aggregate of 5,250,000 shares (the “Firm Shares”) of common stock, $0.001 par value (the “Common Stock”), of the Company. In addition, the Company proposes to grant to the Underwriters the option to purchase from the Company up to an additional 787,500 shares of Common Stock, representing fifteen percent (15%) of the Firm Shares (the “Additional Shares”). The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The Shares are described in the Prospectus which is referred to below. B. Riley & Co., LLC is acting as the representative of the Underwriters and in such capacity is hereinafter referred to as the “Representative.”

The Company and the Underwriters agree as follows:

1.          Sale and Purchase. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Firm Shares to the Underwriters, and the Underwriters agree to purchase from the Company the Firm Shares as set forth opposite the name of such Underwriter on Schedule D hereto. The Company has been advised by the Underwriters that they propose to make a public offering of the Shares as soon after this Agreement has become effective as in its judgment is advisable. The pricing terms of the purchase of the Firm Shares by the Underwriters and the pricing terms of the offering of the Firm Shares to the public are as set forth in Schedule A hereto.

In addition, the Company hereby grants to the Underwriters the option to purchase, and upon the basis of the representations, warranties and agreements contained herein and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase from the Company, all or a portion of the Additional Shares, solely to cover over-allotments, at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares as set forth opposite the name of such Underwriter on Schedule D hereto. This option may be exercised by the Underwriters any time and from time to time on or before the thirtieth (30th) day following the date hereof, by written notice to the Company, which notice may be electronic (“Additional Shares Notice”). The Additional Shares Notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the “Additional Time of Purchase”); provided, however, that the Additional Time of Purchase shall not be earlier than the Time of Purchase (as defined below) nor earlier than the second (2nd) business day after the date on which the option for Additional Shares shall have been exercised nor later than the tenth (10th) business day after the date on which the option shall have been exercised. As of the Additional Time of Purchase, the Company will issue and sell to the Underwriters, and the Underwriters will purchase, the number of Additional Share set forth in the Additional Shares Notice.

2.          Payment and Delivery. Payment of the purchase price for the Firm Shares shall be made to the Company by same day Federal Funds wire transfer against delivery of the Firm Shares to the Underwriters through the facilities of The Depository Trust Company (“DTC”) for the account of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York time, on September 30, 2015 (the “Closing Date”), which date shall be the third (or, if the purchase price set forth in Schedule A hereof is determined after 4:00 p.m., New York City time, the fourth) business day after the date of this Agreement (unless another time or date shall be agreed to by the Representative and the Company). The time at which such payment and delivery are to be made is hereinafter sometimes called the “Time of Purchase.” Electronic transfer of the Firm Shares shall be made to or as instructed by the Representative at the Time of Purchase in such names and in such denominations as the Representative shall specify.

If the option for Additional Shares is exercised, payment of the purchase price for the Additional Shares shall be made at the Additional Time of Purchase in the same manner and at the same office as the payment for the Firm Shares. Electronic transfer of the Firm Shares shall be made to or as instructed by the Representative at the Time of Purchase in such names and in such denominations as the Representative shall specify. The Time of Purchase and the Additional Time of Purchase are sometimes referred to herein as the “Closing Dates.”

Deliveries of the documents described in Section 6 with respect to the purchase of the Shares shall be made at the offices of Troutman Sanders LLP, counsel for the Underwriters, located at 5 Park Plaza, Suite 1400, Irvine, California, at 10:00 A.M., New York time, on the applicable Closing Dates of the purchase of the Shares and/or the Additional Shares, as the case may be.

3.           Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Underwriters that:

(a)          Filing of Registration Statement. The Company has prepared and filed in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and published rules and regulations thereunder (the “Rules and Regulations”) adopted by the Securities and Exchange Commission (the “Commission”) a “shelf” Registration Statement (as hereinafter defined) on Form S-3 (File No. 333-204159, which became effective as of May 28, 2015 (the “Effective Date”), including a base prospectus dated May 26, 2015 relating to the securities registered pursuant to such Registration Statement (the “Base Prospectus”), and such amendments and supplements thereto as may have been required to the date of this Agreement. The term “Registration Statement” as used in this Agreement means the registration statement (including all exhibits, financial schedules and all documents and information deemed to be a part of the Registration Statement pursuant to Rule 430A and Rule 430B of the Rules and Regulations), as amended and/or supplemented prior to the date of this Agreement, including the Base Prospectus. The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus (as defined below) has been issued by the Commission and no proceedings for that purpose have been instituted or are threatened by the Commission. The Company, if required by the Rules and Regulations of the Commission, will file the Prospectus with the Commission pursuant to Rule 424(b) of the Rules and Regulations. The term “Prospectus” as used in this Agreement means the final prospectus, in the form in which it is to be filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations (including the Base Prospectus) pursuant to Section 4(a), or, if the Prospectus is not to be filed with the Commission pursuant to Rule 424(b), the Prospectus in the form included as part of the Registration Statement as of the Effective Date, except that if any revised prospectus, prospectus supplement or preliminary prospectus supplement shall be provided to the Underwriters by the Company for use in connection with the offering and sale of the Shares which differs from the Prospectus (whether or not such revised prospectus, prospectus supplement or preliminary prospectus supplement is required to be filed by the Company pursuant to Rule 424(b) of the Rules and Regulations), the term “Prospectus” shall refer to such revised prospectus, prospectus supplement or preliminary prospectus supplement, as the case may be (including any Preliminary Prospectus, as defined below, together with the Base Prospectus), from and after the time it is first provided to the Underwriters for such use (or in the form first made available to the Underwriters by the Company to meet requests of prospective purchasers pursuant to Rule 173 of the Rules and Regulations). The term “Preliminary Prospectus” means any preliminary prospectus relating to the securities included in the Registration Statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, including any preliminary prospectus supplement thereto relating to the Shares. Any reference herein to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the last to occur of the Effective Date, or the date of the Prospectus, and any reference herein to the terms “amend,” “amendment,” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include (i) the filing of any document under the Exchange Act after the Effective Date or the date of the Prospectus, as the case may be, which is incorporated by reference and (ii) any such document so filed. If the Company has filed an abbreviated registration statement to register additional securities pursuant to Rule 462(b) under the Rules and Regulations (the “462(b) Registration Statement”), then any reference herein to the Registration Statement shall also be deemed to include such 462(b) Registration Statement. The Company and the transactions contemplated by this Agreement meet the requirements and comply with the conditions for the use of Form S-3 under the Securities Act. The offering of the Shares by the Company complies with the applicable requirements of Rule 415 under the Securities Act.

(b)          Contents of Disclosure Package; Certain Defined Terms. As of the Applicable Time (as defined below) and the Time of Purchase and any Additional Time of Purchase, as the case may be and as permitted under the Securities Act, none of (i) any General Use Free Writing Prospectus (as defined below) issued at or prior to the Time of Purchase, and the Pricing Prospectus (as defined below) and the information included on Exhibit A hereto, all considered together (collectively, the “General Disclosure Package”) or (ii) any individual Limited Use Free Writing Prospectus (as defined below) issued at or prior to the Time of Purchase and any Additional Time of Purchase, as the case may be, included or will include, any untrue statement of a material fact or omitted or will omit, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from any Issuer Free Writing Prospectus, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Underwriters specifically for inclusion therein, which information the parties hereto agree is limited to the “Underwriters’ Information” which is defined as the information set forth in Section 16. As used in this paragraph (b) and elsewhere in this Agreement:

“Applicable Time” means 8:00 A.M. New York time, on the date of this Agreement.

“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is identified on Exhibit A to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations relating to the Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) of the Rules and Regulations.

“Limited Use Free Writing Prospectuses” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

“Pricing Prospectus” means the Preliminary Prospectus, if any, and the Base Prospectus as amended and supplemented immediately prior to the Applicable Time, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof.

(c)          Stop Order. No order preventing or suspending the use of any Issuer Free Writing Prospectus or the Prospectus relating to the offering of Shares (the “Offering”) has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been instituted or threatened by the Commission.

(d)          Contents of Registration Statement. At the time the Registration Statement became effective, at the date of this Agreement and as of the Time of Purchase and any Additional Time of Purchase, as the case may be, the Registration Statement conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; each Preliminary Prospectus (if any), at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the Rules and Regulations, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Prospectus, at the time the Prospectus was issued and as of the Time of Purchase and any Additional Time of Purchase, as the case may be, conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations and warranties in this paragraph (d) shall not apply to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Underwriters specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information.

(e)          Contents of Free Writing Prospectus. Each Issuer Free Writing Prospectus, if any, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Representative as described in Section 4(e), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified, or includes an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Underwriters specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information.

(f)          Incorporated Documents. The documents incorporated by reference in any Preliminary Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, the Rules and Regulations and the rules and regulations of the Commission under the Exchange Act and none of such documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in any Preliminary Prospectus and the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, the Rules and Regulations and the rules and regulations of the Commission under the Exchange Act and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(g)          Status as an Ineligible Issuer; Distributed Materials; Filing of Free Writing Prospectus. The Company is an “ineligible issuer” in connection with the Offering pursuant to Rules 164, 405 and 433 under the Securities Act. The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the Offering other than any Preliminary Prospectus, the Prospectus, the Pricing Prospectus and other materials, if any, permitted under the Securities Act and consistent with Section 4(b). The Company will file with the Commission all Issuer Free Writing Prospectuses (other than a “road show,” as defined in Rule 433(d)(8) of the Rules and Regulations), if any, in the time and manner required under Rules 163(b)(2) and 433(d) of the Rules and Regulations.

(h)          Due Incorporation. Each of the Company and its Subsidiaries (as defined below) has been duly organized and is validly existing as a corporation or other legal entity in good standing (or the foreign equivalent thereof) under the laws of its jurisdiction of incorporation or organization. Each of the Company and its Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation or other legal entity in each jurisdiction in which its ownership or lease of its properties or the conduct of its business requires such qualification and has all power and authority (corporate or other) necessary to own or hold its properties and to conduct the businesses in which each is engaged, except where the failure to so qualify or have such power or authority (i) would not have, singularly or in the aggregate, a material adverse effect on the condition (financial or otherwise), results of operations, assets or business of the Company and its Subsidiaries, taken as a whole, or (ii) impair in any material respect the ability of the Company to perform its obligations under this Agreement or to consummate any transactions contemplated by this Agreement, the General Disclosure Package or the Prospectus (any such effect as described in clauses (i) or (ii), a “Material Adverse Effect”).

(i)          Subsidiaries. The Company owns or controls, directly or indirectly, only the corporations, partnerships, or other entities listed on Schedule B attached hereto (each a “Subsidiary” and, collectively, the “Subsidiaries”) and has indicated on Schedule B which Subsidiaries would constitute a “significant subsidiary” of such person within the meaning of Rule 1-02 of Regulation S-X of the Commission (“Company Significant Subsidiary”). The membership interests or capital stock, as applicable, of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and, except to the extent set forth in the General Disclosure Package, are owned by the Company directly, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party. There are no outstanding subscriptions, options, warrants, calls, commitments or agreements of any character whatsoever providing for the purchase or issuance of any Company Significant Subsidiary’s capital stock or any securities representing the right to purchase or otherwise receive any shares of such Company Significant Subsidiary’s capital stock. Except in respect of the Subsidiaries, the Company does not own beneficially, directly or indirectly, more than 5% of any class of equity securities or similar interests of any corporation, bank, business trust, association or similar organization, and is not, directly or indirectly, a partner in any partnership or party to any joint venture.

(j)          Due Authorization. The Company has the full right, power and authority to enter into this Agreement and to perform and to discharge its obligations hereunder; and this Agreement has been duly authorized, executed and delivered by the Company.

(k)         The Shares. The Shares to be issued and sold by the Company to the Underwriters have been duly and validly authorized and the Shares, when issued and delivered against payment therefor as provided herein will be duly and validly issued, fully paid and non-assessable and free of any preemptive or similar rights and will conform to the description thereof contained in the General Disclosure Package and the Prospectus. The Shares will be issued in compliance with all federal and state securities laws.

(l)          Capitalization. The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Registration Statement, the General Disclosure Package and the Prospectus. The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable. Since the date provided in the General Disclosure Package, the Company has not issued any equity securities, other than Common Stock issued pursuant to the exercise of stock options previously outstanding under the Company’s stock option plans or the issuance of Common Stock pursuant to employee stock purchase plans. All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued and were issued in compliance in all material respects with United States federal and applicable state securities laws. None of the outstanding shares of Common Stock was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company.

(m)        No Default, Termination or Lien. The execution, delivery and performance of this Agreement by the Company, the issuance, sale and delivery of the Shares by the Company, the consummation of the transactions contemplated hereby and thereby, and compliance by the Company with the terms of this Agreement, will not (with or without notice or lapse of time or both) conflict with or result in a breach or violation of any of the terms or provisions of, constitute a default or Debt Repayment Triggering Event (as defined below) under, give rise to any right of termination or other right or the cancellation or acceleration of any right or obligation or loss of a benefit under, or give rise to the creation or imposition of any lien, encumbrance, security interest, claim or charge upon any property or assets of the Company or any Subsidiary pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, nor will such actions result in any violation of the provisions of the charter or by-laws (or analogous governing instruments, as applicable) of the Company or any of its Subsidiaries or any law, statute, rule, regulation, judgment, order or decree of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their properties or assets. A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Subsidiaries.

(n)          No Conflict; No Consents. The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of (i) applicable law; (ii) the certificate of incorporation or by-laws (or analogous organizational documents) of the Company or any of its Subsidiaries; (iii) any agreement or other instrument binding upon the Company or any of its Subsidiaries that is material to the Company and its Subsidiaries, taken as a whole; or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its Subsidiaries except, in the cases of clauses (i) and (iii) above for any such contravention that would not have a Material Adverse Effect, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states or the by-laws, rules and regulations of the Financial Industry Regulatory Authority (“FINRA”) and The NASDAQ Capital Market (“NASDAQ CM”) in connection with the offer and sale of the Shares.

(o)          Independent Accountants. Marcum LLP (“Marcum”), who has certified certain financial statements and related schedules included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the Securities Act and the Rules and Regulations and the Public Company Accounting Oversight Board (United States). Except as pre-approved in accordance with the requirements set forth in Section 10A of the Exchange Act, Marcum has not been engaged by the Company to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).

(p)          Financial Statements. The Company’s financial statements, together with the related notes and schedules, included or incorporated by reference in the General Disclosure Package, the Prospectus and in the Registration Statement fairly present the financial position and the results of operations and changes in financial position of the Company and its consolidated Subsidiaries and other consolidated entities at the respective dates or for the respective periods therein specified. Such statements and related notes and schedules have been prepared in accordance with the generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved except as may be set forth in the related notes included or incorporated by reference in the General Disclosure Package. The Company’s financial statements, together with the related notes and schedules, included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus comply in all material respects with the Securities Act, the Exchange Act, and the Rules and Regulations and the rules and regulations under the Exchange Act. No other financial statements or supporting schedules or exhibits are required by the Securities Act or the Rules and Regulations to be described, or included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus. There is no pro forma or as adjusted financial information which is required to be included in the Registration Statement, the General Disclosure Package or the Prospectus or a document incorporated by reference therein in accordance with the Securities Act and the Rules and Regulations which has not been included or incorporated as so required. The summary and selected financial data included or incorporated by reference in the General Disclosure Package, the Prospectus and the Registration Statement fairly present the information shown therein as at their respective dates and for the respective periods specified and are derived from the consolidated financial statements set forth or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus and other financial information. All information contained in the Registration Statement, the General Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as defined in Regulation G) complies with Regulation G and Item 10 of Regulation S-K, to the extent applicable.

(q)          Legal Proceedings. There are no legal or governmental proceedings, actions, suits or claims pending or, to the Company’s Knowledge (as defined below), threatened to which the Company or any of its Subsidiaries is a party or to which any of the properties or assets of the Company or any of its Subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Registration Statement and the General Disclosure Package and proceedings that would not have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole, or (ii) that are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents to which the Company or any of its Subsidiaries is subject or by which the Company or any of its Subsidiaries is bound that are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required. Other than as accurately described in all material respects in the Registration Statement and the General Disclosure Package, neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any legal or governmental proceedings, actions, suits or claims of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. For purposes of this Agreement, “Company’s Knowledge” means the actual knowledge of the executive officers (as defined in Exchange Act Rule 3b-7) of the Company or its Company Significant Subsidiaries, after reasonable due inquiry.

(r)          Regulatory Agreements. Neither the Company nor any Company Significant Subsidiary (i) is currently subject to any notice, communication, memorandum, agreement or order of any applicable Governmental Entity (as defined below) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of the Company and (ii) is aware of any basis for any unresolved violation of any applicable Governmental Entity with respect to any regulatory agreement which if resolved in a manner adverse to the Company could have a Material Adverse Effect. For purposes of this Agreement, “Governmental Entity” means any governmental or regulatory authorities, agencies, courts, commissions or other entities, whether federal, state, local or foreign, or applicable self-regulatory organizations.

(s)          Regulatory Permits. Each of the Company and the Company Significant Subsidiaries possesses all licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate local, state, federal or foreign regulatory agencies or bodies which are necessary or desirable for the ownership of their respective properties or the conduct of their respective businesses as described in the General Disclosure Package and the Prospectus (collectively, the “Governmental Permits”) except where any failures to possess or make the same, singly or in the aggregate, would not have a Material Adverse Effect. The Company and its Subsidiaries are in compliance with all such Governmental Permits; all such Governmental Permits are valid and in full force and effect, except where the validity or failure to be in full force and effect would not, singly or in the aggregate, have a Material Adverse Effect. All such Governmental Permits are free and clear of any restriction or condition that are in addition to, or materially different from those normally applicable to similar licenses, certificates, authorizations and permits. Neither the Company nor any Subsidiary has received notification of any revocation, modification, suspension, termination or invalidation (or proceedings related thereto) of any such Governmental Permit and to the knowledge of the Company, no event has occurred that allows or results in, or after notice or lapse of time or both would allow or result in, revocation, modification, suspension, termination or invalidation (or proceedings related thereto) of any such Governmental Permit and the Company has no reason to believe that any such Governmental Permit will not be renewed; and the Company and its Subsidiaries are members in good standing of each federal, state or foreign exchange, board of trade, clearing house or association and self-regulatory or similar organization, in each case as necessary to conduct their respective businesses as described in the General Disclosure Package and the Prospectus.

(t)           Material Contracts. Except for the Material Contracts (as defined below), the Company and its Subsidiaries are not party to any agreements, contracts or commitments that are material to the business, financial condition, assets or operations of the Company and its Subsidiaries that would be required to be filed pursuant to Item 601(b)(10) of Regulation S-K under the Exchange Act. Neither the Company nor any of its Subsidiaries is in material default under or in material violation of, nor to the Company’s Knowledge, has received written notice of termination or default under any Material Contract. For purposes of this Agreement, “Material Contract” means any contract of the Company that was filed as an exhibit to the Exchange Act reports filed with the Commission pursuant to Item 601(b)(10) of Regulation S-K.

(u)          Investment Company. Neither the Company nor any of its Subsidiaries is or, after giving effect to the Offering of the Shares and the application of the proceeds thereof as described in the Registration Statement, the General Disclosure Package and the Prospectus, will become an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(v)          No Price Stabilization. Neither the Company, its Subsidiaries nor any of the Company’s or its Subsidiaries’ officers, directors or affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which would in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

(w)         Title to Property. The Company and its Subsidiaries have good and marketable title to all real and personal property owned by them which is material to the business of the Company and its Subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects of title except such as are described in the Registration Statement and the General Disclosure Package or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; and any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries, in each case except as described in the Registration Statement and the General Disclosure Package.

(x)          No Labor Disputes. No labor problem or dispute with the employees of the Company exists, or, to the Company’s Knowledge, is threatened or imminent, which would result in a Material Adverse Effect. The Company is not aware that any key employee or significant group of employees of the Company plans to terminate employment with the Company. To the Company’s Knowledge, no executive officer (as defined in Rule 501(f) of the Securities Act) of the Company or any of its Subsidiaries is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement. Except for matters which would not, individually or in the aggregate, result in a Material Adverse Effect, (i) the Company has not engaged in any unfair labor practice; (ii) there is (A) no unfair labor practice complaint pending or, to the Company’s Knowledge, threatened against the Company before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or to the Company’s Knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s Knowledge, threatened against the Company and (C) no union representation dispute currently existing concerning the employees of the Company and (ii) to the Company’s Knowledge, (A) no union organizing activities are currently taking place concerning the employees of the Company and (B) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder concerning the employees of the Company.

(y)          Taxes. The Company (i) has timely filed all necessary federal, state, local and foreign income and franchise tax returns (or timely filed applicable extensions therefore) that have been required to be filed and (ii)  is not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company is contesting in good faith and for which adequate reserves have been provided and reflected in the Company’s financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus. The Company does not have any tax deficiency that has been or, to the Company’s Knowledge, is reasonably likely to be asserted or threatened against it that would result in a Material Adverse Effect.

(z)          ERISA. The Company is in compliance in all material respects with all presently applicable provisions of ERISA; no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(aa)        Compliance with Environmental Laws. Except as disclosed in the General Disclosure Package, neither the Company nor any of its Subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), or to the Company’s Knowledge, operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(bb)          Intellectual Property Rights. The Company and its Subsidiaries own or possess, or have the right to use, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “Intellectual Property Rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights, except such as will not individually or in the aggregate have a Material Adverse Effect. To the Company’s Knowledge each of the licenses to Intellectual Property Rights described in the Registration Statement and the General Disclosure Package is valid, binding upon and enforceable by or against the parties thereto in accordance to its terms. The Company has complied in all material respects with, and is not in breach nor has received any asserted or threatened claim of breach of, any license to Intellectual Property Rights, and the Company has no Knowledge of any breach or anticipated breach by any other person of any license to Intellectual Property Rights. To the Company’s Knowledge, the Company’s business as now conducted and as proposed to be conducted does not and will not infringe or conflict with any patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses or other intellectual property right or franchise right of any person. The Company has taken reasonable steps to protect, maintain and safeguard its Intellectual Property Rights, including the execution of appropriate nondisclosure and confidentiality agreements. The consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other person in respect of, the Company’s right to own, use, or hold for use any of the Intellectual Property Rights as owned, used or held for use in the conduct of the Company’s business as currently conducted. With respect to the use of the software in the Company’s business as it is currently conducted, the Company has not experienced any material defects in such software other than defects which have been corrected or are in process of being corrected.

(cc)          Foreign Corrupt Practices Act. Neither the Company nor any of its Subsidiaries, nor, to the Company’s Knowledge, any of its directors, officers, agents, employees, affiliates or other person acting on their behalf is aware of or has taken any action, directly or indirectly, that has violated or would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA. The Company and its Subsidiaries have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(dd)          Anti-Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s Knowledge, threatened.

(ee)          OFAC. Neither the Company nor any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of this offering of the Shares contemplated hereby, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ff)           Disclosure Controls and Procedures. Except as described in the Prospectus or in the General Disclosure Package, the Company has established and maintains disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) that are effective in all material respects to ensure that material information relating to the Company, including any consolidated Subsidiaries, is made known to its chief executive officer and chief financial officer by others within those entities. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of the end of the period covered by the most recently filed annual periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed annual periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Except as disclosed in the General Disclosure Package, since the Evaluation Date, there have been no material changes in the Company’s internal controls over financial reporting (as such term is defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) or, to the Company’s Knowledge, in other factors that could affect the Company’s internal control over financial reporting.

(gg)          Accounting Controls. The Company and its Subsidiaries maintain a system of internal accounting and other controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the General Disclosure Package, since the end of the Company’s most recent audited fiscal year, there has been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(hh)          Absence of Material Changes. Subsequent to the respective dates as of which information is given in the Registration Statement, the Prospectus and the General Disclosure Package, and except as may be otherwise stated or incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package, there has not been (i) any Material Adverse Effect, (ii) any transaction which is material to the Company, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company, which is material to the Company, (iv)  any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, (v) any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to grants of stock under the Company’s stock incentive plans existing on the date hereof or the issuance of shares upon the exercise of outstanding options or warrants) or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock (other than grants of stock options under the Company’s stock option plans existing on the date hereof) of the Company.

(ii)          No Undisclosed Relationship. No relationship, direct or indirect, exists between or among the Company and any of its Subsidiaries, on the one hand, and the directors, officers, stockholders (or analogous interest holders), customers or suppliers of the Company or any of its Subsidiaries or any of their affiliates, on the other hand, which is required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or a document incorporated by reference therein and which is not so described.

(jj)          No Registration or Preemptive Rights. No person or entity has the right to exercise any preemptive rights to purchase the Company’s securities, or to require registration of shares of Common Stock or other securities of the Company or any of its subsidiaries because of the filing or effectiveness of the Registration Statement or otherwise, except for persons and entities who have expressly waived such rights in writing or who have been given timely and proper written notice and have failed to exercise such rights within the time or times required under the terms and conditions of such right. Except as described in the General Disclosure Package, there are no persons with preemptive rights or other rights to subscribe for securities of the Company, or registration rights or similar rights to have any securities registered by the Company or any of its subsidiaries under the Securities Act.

(kk)        Brokers Fees. Except with respect to the Underwriters, neither the Company nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares or any transaction contemplated by this Agreement, the Registration Statement, the General Disclosure Package or the Prospectus.

(ll)          Margin Securities. Neither the Company nor any of its subsidiaries owns any “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of the sale of any of the Shares will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Shares to be considered a “purpose credit” within the meanings of Regulations T, U or X of the Federal Reserve Board

(mm)       Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in either the Registration Statement, the General Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(nn)          Listing and Maintenance Requirements. The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, as applicable. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the NASDAQ CM, and the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NASDAQ CM, nor has the Company received any notification that the Commission, FINRA or The NASDAQ Stock Market LLC (“NASDAQ”) is contemplating terminating such registration or listing. No consent, approval, authorization or order of, or filing, notification or registration with, the NASDAQ CM is required for the listing and trading of the shares of Common Stock on the NASDAQ CM, except for (i) a Notification Form: Listing of Additional Shares; and (ii) a Notification Form: Change in the Number of Shares Outstanding.

(oo)         Sarbanes-Oxley Act. The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all applicable rules and regulations promulgated thereunder or implementing the provisions thereof that are then in effect.

(pp)         Statistical or Market-Related Data. The statistical and market related data included in the General Disclosure Package are based on or derived from sources that the Company believes to be reliable and accurate, and such data agree with the sources from which they are derived.

(qq)         FINRA Affiliations; Availability of Form S-3. Neither the Company nor any Subsidiary directly or indirectly controls, is controlled by, or is under common control with, or is an associated person (within the meaning of Article I, Section (rr) of the By-laws of FINRA) of, any member firm of FINRA. At the time the Registration Statement was originally declared effective, the Company met, and as of the date hereof meets, the then applicable requirements for the use of Form S-3 under the Securities Act.

(rr)          NASDAQ Marketplace Rules. Except as described in the General Disclosure Package or the Prospectus, the Company is, and after giving effect to the Offering will be, in compliance in all material respects with all applicable corporate governance requirements set forth in the NASDAQ Marketplace Rules.

(ss)         NASDAQ Stockholder Approval Rules. No approval of the stockholders of the Company under the rules and regulations of NASDAQ (including Rule 5635 of the NASDAQ Marketplace Rules) is required for the Company to issue and deliver the Shares to the Underwriters.

(tt)         Six Month Period Prior to Offering. Except as described in the General Disclosure Package, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee or consultant compensation plans or pursuant to outstanding options, rights or warrants.

Any certificate signed by or on behalf of the Company and delivered to the Underwriters or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

4.           Further Covenants and Agreements of the Company. The Company covenants and agrees with the Underwriters as follows:

(a)          Registration of Additional Shares; Notification of Amendment or Supplement; Notification of Stop Order or Suspension. To prepare the Rule 462(b) Registration Statement, if necessary, in a form approved by the Representative and file such Rule 462(b) Registration Statement with the Commission on the date hereof, and the Company shall at the time of such filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Rules and Regulations; to prepare the Prospectus in a form approved by the Representative containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on rules 430A, 430B and 430C and to file such Prospectus pursuant to Rule 424(b) of the Rules and Regulations not later than the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A of the Rules and Regulations; to notify the Representative promptly of the Company’s intention to file or prepare any supplement or amendment to the Registration Statement or to the Prospectus in connection with this Offering and to provide a draft of any such amendment or supplement to the Registration Statement, the General Disclosure Package or to the Prospectus to the Representative for review within an amount of time that is reasonably practical under the circumstances and prior to filing; to advise the Representative, promptly after it receives notice thereof, of the time when any amendment to any Registration Statement has been filed in connection with the Offering or becomes effective or any supplement to the General Disclosure Package or the Prospectus or any amended Prospectus has been filed and to furnish the Representative with copies thereof; to file within the time periods prescribed by the Exchange Act, including any extension thereof, all material required to be filed by the Company with the Commission pursuant to Rule 433(d) or 163(b)(2), as the case may be, of the Rules and Regulations; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) is required in connection with the Offering or sale of the Shares; to advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Issuer Free Writing Prospectus or the Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the General Disclosure Package or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Issuer Free Writing Prospectus or the Prospectus or suspending any such qualification, and promptly to use its best efforts to obtain the withdrawal of such order.

(b)          Permitted Free Writing Prospectus. That it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations unless permitted under the Securities Act and at such time prior written consent of the Representative has been received (each, a “Permitted Free Writing Prospectus”); provided, however, that the prior written consent of the Representative shall be deemed to have been given in respect of the Free Writing Prospectus(es) included in Exhibit A hereto. The Company represents that it has treated, to the extent applicable, and agrees that it will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and that it has and will comply with the requirements of Rules 164 and 433 of the Rules and Regulations applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and will not take any action that would result in the Underwriters or the Company being required to file with the Commission pursuant to Rule 433(d) of the Rules and Regulations a free writing prospectus prepared by or on behalf of such Underwriters that such Underwriters otherwise would not have been required to file thereunder.

(c)          Continued Compliance with Securities Law. If at any time when a Prospectus relating to the Shares is required to be delivered under the Securities Act, any event occurs or condition exists as a result of which the Prospectus or the General Disclosure Package, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or the Registration Statement, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, or if for any other reason it is necessary at any time to amend or supplement any Registration Statement, the Prospectus or the General Disclosure Package to comply with the Securities Act or the Exchange Act, the Company will promptly notify the Representative, and upon the Representative’s request, the Company will promptly prepare and file with the Commission, at the Company’s expense, an amendment to the Registration Statement or an amendment or supplement to the Prospectus or the General Disclosure Package that corrects such statement or omission or effects such compliance. The Company consents to the use of the Prospectus or any amendment or supplement thereto by the Underwriters.

(d)          General Disclosure Package. If the General Disclosure Package is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Representative, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or to make the statements therein not conflict with the information contained or incorporated by reference in the Registration Statement then on file and not superseded or modified, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any law, the Company promptly will either (i) prepare, file with the Commission (if required) and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the General Disclosure Package or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the General Disclosure Package so that the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or conflict with the Registration Statement then on file, or so that the General Disclosure Package will comply with law.

(e)          Issuer Free Writing Prospectus. If at any time following issuance of an Issuer Free Writing Prospectus, to the extent permitted under the Securities Act, there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or will conflict with the information contained in the Registration Statement, Pricing Prospectus or Prospectus, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof and not superseded or modified or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company has promptly notified or will promptly notify the Representative so that any use of the Issuer Free Writing Prospectus may cease until it is amended or supplemented and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company by the Representative specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information (as defined in Section 16).

(f)          Reserved.

(g)         Documents. To the extent not available on the Commission’s EDGAR system, to deliver promptly to the Representative in New York City such number of the following documents as the Representative shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission (in each case excluding exhibits), (ii) each Preliminary Prospectus (if any), (iii) any Issuer Free Writing Prospectus, (iv) the Prospectus (the delivery of the documents referred to in clauses (i), (ii) and (iii) of this paragraph (g) to be made not later than 10:00 A.M., New York time, on the business day following the execution and delivery of this Agreement), (v) conformed copies of any amendment to the Registration Statement (excluding exhibits), (vi) any amendment or supplement to the General Disclosure Package or the Prospectus (the delivery of the documents referred to in clauses (v) and (vi) of this paragraph (g) to be made not later than 10:00 A.M., New York City time, on the business day following the date of such amendment or supplement) and (vii) any document incorporated by reference in the General Disclosure Package or the Prospectus (excluding exhibits thereto) (the delivery of the documents referred to in clause (vi) of this paragraph (g) to be made not later than 10:00 A.M., New York City time, on the business day following the date of such document).

(h)          Earnings Statement Complying with Rule 158. To the extent not available on the Commission’s EDGAR system, to make generally available to its stockholders as soon as practicable, but in any event not later than eighteen (18) months after the effective date of each Registration Statement (as defined in Rule 158(c) of the Rules and Regulations), an earnings statement of the Company and its consolidated Subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158).

(i)          Blue Sky Laws. To take promptly from time to time such actions as the Representative may reasonably request to qualify the Shares for offering and sale under the securities or Blue Sky laws of such jurisdictions (domestic or foreign) as the Representative may designate and to continue such qualifications in effect, and to comply with such laws, for so long as required to permit the offer and sale of Shares in such jurisdictions; provided that the Company and its Subsidiaries shall not be obligated to qualify as foreign corporations in any jurisdiction in which they are not so qualified or to file a general consent to service of process in any jurisdiction.

(j)          Lock-Up. That the Company will not, for a period of 90 days from the date of the Prospectus, (the “Lock-Up Period”) without the prior written consent of the Representative, directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock, other than (i) the Company’s sale of the Shares hereunder, (ii) the issuance of Common Stock or any equity awards (including the issuance of Common Stock upon exercise or settlement of such equity awards) pursuant to the Company’s employee benefit plans, stock option and employee stock purchase plans or other employee or consultant compensation plans or agreements (each, a “Plan” and collectively, the “Plans”) as such Plans are in existence on the date hereof and described in the Prospectus, (iii) the issuance, outside of any Plan, of up to 350,000 shares of Common Stock as compensation to consultants and/or subcontractors, (iv) the issuance of Common Stock pursuant to the vesting or exercises of options, restricted stock units, warrants, or rights outstanding on the date hereof or the conversion of convertible securities outstanding on the date hereof, and (v) the issuance of Common Stock, warrants or any other instruments convertible into, exercisable or exchangeable for Common Stock primarily for noncash consideration pursuant to a merger, acquisition, business combination, reorganization or strategic transactions, approved by a majority of the disinterested directors of the Company. The Company will cause each executive officer, director and 10% stockholder listed in Schedule C to furnish to the Representative, prior to the Time of Purchase, a letter, substantially in the form of Exhibit B hereto (the “Lock-Up Agreement”), pursuant to which each such person shall agree, among other things, not to directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, not to engage in any swap or other agreement or arrangement that transfers, in whole or in part, directly or indirectly, the economic risk of ownership of Common Stock or any such securities, during the Lock-Up Period, without the prior written consent of the Representative, except as may be permitted in accordance with the terms of the Lock-Up Agreement. The Company also agrees that during the Lock-Up Period, the Company will not file any registration statement, preliminary prospectus or prospectus, or any amendment or supplement thereto, under the Securities Act for any such transaction or which registers, or offers for sale, Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, except for registration statements on Form S-8 (or its then equivalent) relating to employee benefit plans, Form S-4 (or its then equivalent) relating to equity securities to be issued solely in connection with any acquisition of any entity or business and the registration statement on Form S-1 (SEC File No. 333-198502).

(k)          Correspondence. To supply the Representative with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Shares under the Securities Act or the Registration Statement or the Prospectus, or any amendment or supplement thereto or document incorporated by reference therein.

(l)           Communications Prior to Closing. Prior to the Time of Purchase and any Additional Time of Purchase, not to issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Representative is notified), without the prior written consent of the Representative, unless in the judgment of the Company and its counsel, and after notification to the Representative, such press release or communication is required by law or applicable stock exchange rules.

(m)         Conduct of Company and Affiliated Purchasers. Until the Representative shall have notified the Company of the completion of the Offering of the Shares, the Company will not, and will cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchaser has a beneficial interest, any Shares, or attempt to induce any person to purchase any Shares; and not to, and to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Shares.

(n)          No Action Requiring Amendment or Supplement. Not to take any action prior to the Closing Date which would require the Prospectus to be amended or supplemented pursuant to Section 4.

(o)          Use of Proceeds. To apply the net proceeds from the sale of the Shares as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Use of Proceeds.”

(p)          NASDAQ CM. To use its reasonable best efforts to list, effect and maintain the listing of the Common Stock on the NASDAQ CM.

(q)          FINRA Filing. To use its best efforts to assist the Underwriters, if requested by the Underwriters, with any filings with FINRA and obtaining clearance from FINRA as to the amount of compensation allowable or payable to the Underwriters.

(r)          Conditions Precedent. To use its best efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to the Time of Purchase and Additional Time of Purchase, as applicable, and to satisfy all conditions precedent to the delivery of the Shares.

(s)          Stabilization. Until the Representative shall have notified the Company of the completion of the offering of the Shares, the Company will not take directly or indirectly any action designed, or that might reasonably be expected to cause or result in, or that will constitute, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares.

5.           Payment of Expenses. The Company agrees to pay, or reimburse if paid by the Underwriters, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated: (a) the costs incident to the authorization, issuance, sale and delivery of the Shares to the Underwriters and any taxes payable in that connection; (b) the costs incident to the registration of the Shares under the Securities Act; (c) the costs incident to the preparation, printing and distribution of the Registration Statement, the Base Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus, any amendments, supplements and exhibits thereto or any document incorporated by reference therein; (d) the reasonable and documented fees and expenses incurred in connection with securing any required review by FINRA and any filings made with FINRA; (e) any applicable listing, quotation or other fees; (f) the reasonable fees and expenses (including related fees and expenses of counsel for the Underwriters) of qualifying the Shares under the securities laws of the several jurisdictions as provided in Section 4(i) and of preparing, printing and distributing wrappers and blue sky memoranda; (g) all fees and expenses of the registrar and transfer agent of the Shares; (h) all other costs and expenses of the Company incident to the Offering of the Shares by, or the performance of the obligations of, the Company under this Agreement (including, without limitation, the fees and expenses of the Company’s counsel, and the Company’s independent accountants and the travel and other reasonable expenses incurred by Company in connection with any “road show”); and (i) all other costs and expenses of the Underwriters incident to the performance of its obligations under this Agreement (including the reasonable fees and expenses of the Underwriters’ counsel) which, together with any other fees and expenses incurred by the Underwriters and payable by the Company pursuant to this Section 5, shall not exceed $75,000 in the aggregate.

6.           Conditions to the Obligations of the Underwriters, and the Sale of the Shares. The obligations of the Underwriters hereunder are subject to the accuracy, when made and as of the date hereof, at the Time of Purchase or any Additional Time of Purchase, as the case may be, of the representations and warranties of the Company contained herein, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(a)          No Stop Orders. The Registration Statement is effective under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement or any part thereof, preventing or suspending the use of any Base Prospectus, the Prospectus, the General Disclosure Package or any Permitted Free Writing Prospectus or any part thereof shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Securities Act against the Company or related to the Offering shall have been initiated or threatened by the Commission, and all requests for additional information on the part of the Commission (to be included or incorporated by reference in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representative; the Rule 462(b) Registration Statement, if any, each Issuer Free Writing Prospectus, if any, and the Prospectus shall have been filed with the Commission within the applicable time period prescribed for such filing by, and in compliance with, the Rules and Regulations and in accordance with Section 4(a), and the Rule 462(b) Registration Statement, if any, shall have become effective immediately upon its filing with the Commission; and FINRA shall have raised no objection to the fairness and reasonableness of the terms of this Agreement or the transactions contemplated hereby.

(b)          Contents of Registration Statement. The Representative shall not have discovered and disclosed to the Company on or prior to the Time of Purchase or any Additional Time of Purchase that the Registration Statement or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Underwriters, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading, or that the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of such counsel, is material or omits to state any fact which, in the opinion of such counsel, is material and is necessary in order to make the statements, in the light of the circumstances in which they were made, not misleading.

(c)          Corporate and Legal Matters. All corporate proceedings and other legal matters incident to the authorization, form and validity of each of this Agreement, the Shares, the Registration Statement, the General Disclosure Package, each Issuer Free Writing Prospectus, if any, and the Prospectus and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request.

(d)          Representations and Warranties; Covenants. The representations and warranties of the Company set forth in this Agreement shall be true and correct (i) on and as of the date hereof and (ii) on and as of the Time of Purchase and any Additional Time of Purchase, as the case may be, with the same effect as though such representations and warranties had been made on and as of the Time of Purchase and any Additional Time of Purchase, as the case may be (except for representations and warranties that expressly speak only as of a specific date or time which need only be true and correct as of such date or time). All agreements and covenants set forth in this Agreement to be performed on the part of the Company and all conditions set forth in this Agreement to be fulfilled or complied with by the Company at or prior to the Time of Purchase and any Additional Time of Purchase, as the case may be, shall have been duly performed, satisfied or complied with.

(e)          Opinions of Counsel to the Company. Mitchell Silberberg & Knupp LLP shall have furnished to the Representative, such counsel’s written opinion and a negative assurances letter, as counsel to the Company, in each case addressed to the Underwriters and dated the Time of Purchase and any Additional Time of Purchase, as the case may be, in the forms agreed as of the date hereof.

(f)           Auditor Letter. At the time of the execution of this Agreement, the Representative shall have received from Marcum LLP a letter, addressed to the Underwriters, executed and dated such date, in form and substance satisfactory to the Representative (i) confirming that they are an independent registered accounting firm with respect to the Company and its subsidiaries within the meaning of the Securities Act and the Rules and Regulations and PCAOB and (ii) stating the conclusions and findings of such firm, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(g)          Bring-Down Letter. On the effective date of any post-effective amendment to any Registration Statement and on the date of the Time of Purchase and the date of any Additional Time of Purchase, the Representative shall have received a letter (the “Bring-Down Letter”) from Marcum LLP addressed to the Underwriters and dated the Time of Purchase and any Additional Time of Purchase confirming, as of the date of the Bring-Down Letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the General Disclosure Package and the Prospectus, as the case may be, as of a date not more than three (3) business days prior to the date of the Bring-Down Letter), the conclusions and findings of such firm, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial information and other matters covered by its letter delivered to the Representative concurrently with the execution of this Agreement pursuant to paragraph (f) of this Section 6.

(h)          Officer’s Certificate. The Company shall have furnished to the Representative a certificate, dated the Time of Purchase and any Additional Time of Purchase, of its Chief Executive Officer and its Chief Financial Officer stating that

(i)          since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement, the General Disclosure Package or the Prospectus which is not contained therein,

(ii)          to the best of their knowledge after reasonable investigation, as of such date, the representations and warranties of the Company in this Agreement are true and correct, and the Company has complied in all material respects with all agreements and covenants and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such date,

(iii)         there has not been, subsequent to the date of the most recent unaudited financial statements included or incorporated by reference in the General Disclosure Package, any Material Adverse Effect, except as set forth in the Prospectus,

(iv)         no stop order suspending the effectiveness of the Registration Statement or any part thereof, preventing or suspending the use of any Base Prospectus, the Prospectus or any Permitted Free Writing Prospectus or any part thereof shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Securities Act against the Company or related to the Offering shall have been initiated or threatened by the Commission, and

(v)          the Registration Statement and each amendment thereto, as of the date of this Agreement and as of such date, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the General Disclosure Package, as of the date hereof and as of such date, any Issuer Free Writing Prospectus as of its date and as of such date, the Prospectus and each amendment or supplement thereto, as of the respective date thereof and as of such date, did not include any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading.

(i)          No Material Adverse Change. Since the date of the latest audited financial statements included in the General Disclosure Package or incorporated by reference in the General Disclosure Package as of the date hereof, (i) neither the Company nor any of the Company Significant Subsidiaries shall have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the General Disclosure Package, and (ii) there shall not have been any change in the capital stock or long-term debt of the Company nor any of its Subsidiaries, or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its Subsidiaries, taken as a whole, otherwise than as set forth in the General Disclosure Package, the effect of which, in any such case described in clause (i) or (ii) of this paragraph (i), is, in the judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Shares on the terms and in the manner contemplated in the General Disclosure Package.

(j)          No Action Preventing Issuance. No action shall have been taken and no law, statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would prevent the issuance or sale of the Shares or materially and adversely affect the business or operations of the Company and its Subsidiaries, taken as a whole; and no injunction, restraining order or order of any other nature by any United States federal or state court of competent jurisdiction shall have been issued which would prevent the issuance or sale of the Shares or materially and adversely affect the business or operations of the Company or its Subsidiaries, taken as a whole.

(k)         No Trading Suspension, Banking Moratorium. Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the NASDAQ CM, the NYSE MKT or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited, or minimum or maximum prices or maximum range for prices shall have been established on any such exchange or such market by the Commission, by such exchange or market or by any other regulatory body or governmental authority having jurisdiction; (ii) a banking moratorium shall have been declared by United States federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States; (iii) the United States shall have become the subject of a material act of terrorism, or there shall have been a material escalation in hostilities involving the United States, or there shall have been a new declaration of a national emergency or war by the United States; or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the sale or delivery of the Shares on the terms and in the manner contemplated in the General Disclosure Package and the Prospectus.

(l)         NASDAQ CM Listing Application. The NASDAQ CM shall have approved the Shares for listing therein, subject only to official notice of issuance.

(m)        Lock-up Agreements. The Representative shall have received the written agreements, substantially in the form of Exhibit B hereto, of the directors and executive officers of the Company listed in Schedule C to this Agreement.

(n)        No FINRA Objections. If required under the rules of FINRA, the Underwriters shall have received clearance from FINRA as to the amount of compensation allowable or payable to the Underwriters as described in the Pricing Prospectus.

(o)        Form 8-K. The Company shall have prepared and filed with the Commission a Current Report on Form 8-K including as an exhibit thereto this Agreement.

(p)          Additional Documents. Prior to the Closing Date, the Company shall have furnished to the Representative such further information, opinions, certificates, letters or documents as the Representative shall have reasonably requested, including a Secretary’s Certificate.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7.           Indemnification and Contribution.

(a)          Indemnification of Underwriters. The Company shall indemnify and hold harmless each Underwriter, its affiliates and each of its and their respective directors, officers, members, employees, representatives and agents and their respective affiliates, and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Underwriter Indemnified Parties,” and each an “Underwriter Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Underwriter Indemnified Party may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, the common law or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, the Registration Statement, the General Disclosure Package or the Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein, (B) the omission or alleged omission to state in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, the Registration Statement, the General Disclosure Statement or the Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein, a material fact required to be stated therein or necessary to make the statements therein not misleading, or (C) any breach of the representations and warranties of the Company contained herein or failure of the Company to perform its obligations hereunder or pursuant to any law, and shall reimburse the Underwriter Indemnified Party promptly upon demand for any legal fees or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating, or preparing to defend, or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding, as such fees and expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement or alleged untrue statement in, or omission or alleged omission from, the Registration Statement or the Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Representative specifically for use therein, which information the parties hereto agree is limited to the Underwriters’ Information (as defined in Section 16). This indemnity agreement is not exclusive and will be in addition to any liability, which the Company may otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Underwriter Indemnified Party.

(b)          Indemnification of Company. The Underwriters shall indemnify and hold harmless the Company and its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Company Indemnified Parties” and each a “Company Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Company Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Representative specifically for use therein, which information the parties hereto agree is limited to the Underwriters’ Information, and shall reimburse the Company for any legal or other expenses reasonably incurred by such party in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability, action, investigation or proceeding, as such fees and expenses are incurred. This indemnity agreement is not exclusive and will be in addition to any liability, which the Underwriters might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Company Indemnified Party. Notwithstanding the provisions of this Section 7(b), in no event shall any indemnity by the Underwriters under this Section 7(b) exceed the total compensation received by such Underwriters hereunder.

(c)          Notice and Procedures. Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify such indemnifying party in writing of the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure; and, provided, further, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of such action with counsel reasonably satisfactory to the indemnified party (which counsel shall not, except with the written consent of the indemnified party, be counsel to the indemnifying party). After notice from the indemnifying party to the indemnified party of its election to assume the defense of such action, except as provided herein, the indemnifying party shall not be liable to the indemnified party under Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of such action other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense of such action but the fees and expenses of such counsel (other than reasonable costs of investigation which shall remain the expense of the Company) shall be at the expense of such indemnified party unless (i) in the case of an Underwriter Indemnified Party, the employment thereof has been specifically authorized in writing by the Company in the case of a claim for indemnification under Section 7(a), or the Representative in the case of a claim for indemnification under Section 7(b), or (ii) such indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party within a reasonable period of time after notice of the commencement of the action or the indemnifying party does not diligently defend the action after assumption of the defense, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of (or, in the case of a failure to diligently defend the action after assumption of the defense, to continue to defend) such action on behalf of such indemnified party and the indemnifying party shall be responsible for legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action; provided, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties (in addition to any local counsel), which firm shall be designated in writing by the Representative if the indemnified parties under this Section 7 consist of any Underwriter Indemnified Party or by the Company if the indemnified parties under this Section 7 consist of any Company Indemnified Parties. Subject to this Section 7(c), the amount payable by an indemnifying party under Section 7 shall include, but not be limited to, (x) reasonable legal fees and expenses of counsel to the indemnified party and any other expenses in investigating, or preparing to defend or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any action, investigation, proceeding or claim, and (y) all amounts paid in settlement of any of the foregoing. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of judgment with respect to any pending or threatened action or any claim whatsoever, in respect of which indemnification or contribution could be sought under this Section 7 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Subject to the provisions of the following sentence, no indemnifying party shall be liable for settlement of any pending or threatened action or any claim whatsoever that is effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent, or if its consent has been unreasonably withheld or delayed, or if there be a judgment for the plaintiff in any such matter, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for reasonable fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated herein effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d)          Contribution. If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7(a) or Section 7(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid, payable or otherwise incurred by such indemnified party as a result of such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof), as incurred, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the Offering of the Shares, or (ii) if the allocation provided by clause (i) of this Section 7(d) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) of this Section 7(d) but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements, omissions, acts or failures to act which resulted in such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof) as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such Offering shall be deemed to be in the same proportion as the total net proceeds from the Offering of the Shares purchased under this Agreement (before deducting expenses) received by the Company bear to the total compensation received by the Underwriters in connection with the Offering, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act; provided that the parties hereto agree that the written information furnished to the Company by or on behalf of the Representative for use in the Registration Statement or the Prospectus, or in any amendment or supplement thereto, consists solely of the Underwriters’ Information.

(e)          Allocation. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to Section 7(d) above were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage, expense, liability, action, investigation or proceeding referred to above in Section 7(d) shall be deemed to include, for purposes of this Section 7(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding. Notwithstanding the provisions of this Section 7(e), the Underwriters shall not be required to contribute any amount in excess of the total compensation received by the Underwriters hereunder less the amount of any damages which the Underwriters have otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement, omission or alleged omission, act or alleged act or failure to act or alleged failure to act. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

8.          Termination. The obligations of the Underwriters hereunder may be terminated by the Representative, in its absolute discretion by notice given to the Company prior to delivery of and payment for the Shares if, prior to that time, any of the events described in Section 6(i), Section 6(j) or Section 6(k) have occurred.

9.          Reimbursement of Underwriters’ Expenses. Notwithstanding anything to the contrary in this Agreement, if (a) this Agreement shall have been terminated pursuant to Section 8 for any of the events described in Section 6(i) or Section 6(j), (b) the Company shall fail to tender the Shares to the Underwriters for any reason not permitted under this Agreement, (c) the Underwriters shall decline to purchase the Shares for any reason permitted under this Agreement or (d) the sale of the Shares is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of the refusal, inability or failure on the part of the Company to perform any agreement herein or to satisfy any condition or to comply with the provisions hereof, then, the Company shall reimburse the Underwriters’ out-of-pocket expenses in accordance with Section 5 and, in addition, the Company shall reimburse the Underwriters for the reasonable fees and expenses of the Underwriters’ counsel and for all other accountable out-of-pocket expenses as shall have been reasonably incurred by them in connection with this Agreement and the proposed Offering, and promptly upon demand the Company shall pay the full amount thereof to the Representative; provided, however, in no event shall the Company be required to reimburse any amounts incurred by the Underwriters in excess of $75,000 in the aggregate.

10.          Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a)          the Underwriters’ responsibility to the Company is solely contractual in nature, the Underwriters have been retained solely to act as Underwriters in connection with the Offering and no fiduciary, advisory or agency relationship between the Company and the Underwriters have been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriters have advised or are advising the Company on other matters;

(b)          the price of the Shares set forth in this Agreement was established by the Company following discussions and arm’s-length negotiations with the Representative, and the Company is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)          it has been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriters have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d)          it waives, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

11.          Successors; Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, other than the persons mentioned in the preceding sentence, any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the Underwriter Indemnified Parties and the indemnities of the Underwriters shall be for the benefit of the Company Indemnified Parties. It is understood that the Underwriters’ responsibility to the Company is solely contractual in nature and the Underwriters do not owe the Company, or any other party, any fiduciary duty as a result of this Agreement.

12.          Survival of Indemnities, Representations, Warranties, Etc. The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company and the Underwriters, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters, the Company or any person controlling any of them and shall survive delivery of and payment for the Shares. Notwithstanding any termination of this Agreement, including without limitation any termination pursuant to Section 8, the indemnity and contribution agreements contained in Section 7 and the covenants, representations and warranties set forth in this Agreement shall not terminate and shall remain in full force and effect at all times.

13.          Notices. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)          if to the Representative, shall be delivered or sent by mail, facsimile transmission, overnight courier or email to B. Riley & Co., LLC, Attention: Ryan Bernath, 11100 Santa Monica Blvd., Suite 800, Los Angeles, CA, 90025, with a copy to Larry A. Cerutti, Esq., Troutman Sanders, LLP, 5 Park Plaza, Suite 1400, Irvine, CA, 92614; and

(b)          if to the Company, shall be delivered or sent by mail, facsimile transmission, overnight courier or email to Sysorex Global Holdings Corp., Attention Wendy Loundermon, 2479 E. Bayshore Road, Suite 195, Palo Alto, CA 94303 (wendy.loundermon@sysorex.com); with a copy to Kevin Friedmann, Esq., Mitchell Silberberg & Knupp LLP, 11377 W. Olympic Blvd., Los Angeles, CA 90064 (kxf@msk.com).

14.          Definition of Certain Terms. For purposes of this Agreement “business day” means any day on which the NASDAQ CM is open for trading.

15.          Governing Law, Agent for Service and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of California. No legal proceeding may be commenced, prosecuted or continued in any court other than the courts of the State of California located in the County of Los Angeles or in the United States District Court for the Southern District of Los Angeles, which courts shall have jurisdiction over the adjudication of such matters, and the Company and each Underwriter hereby consent to the jurisdiction of such courts and personal service with respect thereto. To the extent permissible under applicable law, the Company and each Underwriter hereby consent to personal jurisdiction, service and venue in any court in which any legal proceeding arising out of or in any way relating to this Agreement is brought by any third party against the Company or the Underwriters. The Company and each Underwriter hereby waive all right to trial by jury in any legal proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such legal proceeding brought in any such court shall be conclusive and binding upon the Company and the Underwriters and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

16.          Underwriters’ Information. The parties hereto acknowledge and agree that, for all purposes of this Agreement, the “Underwriters’ Information” consists solely of the following information: the information in the twelfth, thirteenth and fourteenth paragraphs included in the “Underwriting” section of the Prospectus.

17.          Partial Unenforceability. The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision hereof. If any section, paragraph, clause or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

18.          General. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and the Representative.

19.          Research Analyst Independence. The Company acknowledges that each Underwriter’s research analysts and research departments are required to be independent from its investment banking division and are subject to certain regulations and internal policies, and that such Underwriter’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the Offering that differ from the views of their investment banking division. The Company acknowledges that each Underwriter is a full service securities firm and as such from time to time, subject to applicable securities laws, rules and regulations, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Company; provided, however, that nothing in this Section 19 shall relieve any Underwriter of any responsibility or liability it may otherwise bear in connection with activities in violation of applicable securities laws, rules or regulations

20.          Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument and such signatures may be delivered by facsimile.

*          *          *          *          *

If the foregoing is in accordance with your understanding of the agreement between the Company and the Underwriters, kindly indicate your acceptance in the space provided for that purpose below.

Very truly yours,

SYSOREX GLOBAL HOLDINGS CORP.

By:	/s/ Nadir Ali
Name:	Nadir Ali
Its:	Chief Executive Officer

Accepted as of the date first above written
on behalf of itself and the Underwriters named
in Schedule D hereto:

B. RILEY & CO., LLC

By:	/s/ Bryant Riley
Name:	Bryant Riley
Its:	Chairman

[Signature Page to the Underwriting Agreement]

SCHEDULE A

Pricing Information

Number of Shares to be Sold: 6,037,500 (including Additional Shares)

Public Offering Price: $1.00 per Share

Underwriting Discount: $0.07 per Share

Proceeds to the Company (before expenses): $5,614,875 (assuming sale of Additional Shares)

SCHEDULE B

Subsidiaries

Name	Jurisdiction of Incorporation	Percentage Ownership	Significant Subsidiary
Lilien Systems	California	100%	Yes
Shoom, Inc.	California	100%	Yes
AirPatrol Corporation	Nevada	100%	Yes
AirPatrol Research Corporation	Canada	100%+	Yes
Sysorex Federal Inc.	Delaware	100%	No
Sysorex Government Services, Inc.	Virginia	100%*	Yes
Sysorex Arabia LLC	Saudia Arabia	50.2%	No

+100% owned by AirPatrol Corporation

*100% owned by Sysorex Federal, Inc.

SCHEDULE C

List of persons signing lock-up agreements

Nadir Ali

Wendy Loundermon

Craig Harper

Bret Osborn

A. Sage Osterfield

Abdus Salam Qureishi

Len Oppenheim

Geoffrey Lilien

Tom Steding

Kareem Irfan

Tanveer Khader

SyHolding Corp.

SCHEDULE D

Underwriter	Number of Firm Shares	Number of Additional Shares

B. Riley & Co., LLC	3,675,000	551,250

Craig-Hallum Capital Group LLC	1,575,000	236,250

EXHIBIT A

Free Writing Prospectuses

N/A

EXHIBIT B

Form of Lock-Up Agreement

B. Riley & Co., LLC

As Representative of the Several Underwriters

Listed on Schedule D to the Underwriting Agreement

11100 Santa Monica Boulevard

Suite 800

Los Angeles, CA 90025

September 24, 2015

Re:   Sysorex Global Holdings Corp. - Public Offering of Shares

Dear Sirs:

In order to induce B. Riley & Co., LLC (“B. Riley” or the “Representative”), as representative of several underwriters, to enter into an underwriting agreement with Sysorex Global Holdings Corp., a Delaware corporation (the “Company”), with respect to the public offering (the “Offering”) of shares of the Company’s common stock, $0.001 par value (“Common Stock”), the undersigned hereby agrees that for a period (the “lock-up period”) of 90 days following the date of the final prospectus supplement filed by the Company with the Securities and Exchange Commission in connection with such Offering (the “Prospectus Supplement”), the undersigned will not, without the prior written consent of B. Riley, directly or indirectly, (i) offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock (including, without limitation, shares of Common Stock or any such securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Exchange Act of 1934, as the same may be amended or supplemented from time to time (the “Exchange Act”) (such shares or securities, the “Beneficially Owned Shares”), (ii) enter into any swap, hedge or other agreement or arrangement that transfers in whole or in part, the economic risk of ownership of any Beneficially Owned Shares, Common Stock or securities convertible into or exercisable or exchangeable for Common Stock, or (iii) engage in any short selling of any Beneficially Owned Shares, Common Stock or securities convertible into or exercisable or exchangeable for Common Stock.  The foregoing sentence shall not apply to (a) transfers of any Beneficially Owned Shares, Common Stock or securities convertible into or exercisable or exchangeable for Common Stock as a bona fide gift, (b) in the case of a natural person, transfers of any Beneficially Owned Shares, Common Stock or securities convertible into or exercisable or exchangeable for Common Stock by will or intestate succession or to any trust or partnership for the direct or indirect benefit of the undersigned or any member of the immediate family of the undersigned, (c) in connection with the withholding by the Company or surrender of securities in order to satisfy tax liabilities with respect to such issuance or vesting or any deemed disposition or deemed sale with respect to such securities, or (d) sales pursuant to a plan adopted pursuant to Rule 10b5-1 under the Exchange Act (the “10b5-1 Plan”), to the extent that a copy of such plan has been provided to B. Riley prior to the date hereof and any filing made pursuant to Section 16(a) reporting such sale shall indicate that the sale was made pursuant to the 10b5-1 Plan; provided that in the case of any transfer or distribution pursuant to clause (a) or (b), each donee, pledgee, distributee or transferee shall sign and deliver a lock-up agreement substantially in the form of this Agreement.

For purposes of clarity, the undersigned shall be permitted to exercise any outstanding stock options issued by the Company to the undersigned pursuant to equity compensation plans; provided that all shares of Common Stock issued upon such exercise shall continue to be subject to the restrictions in this Agreement.

For the purposes of this agreement, “immediate family” shall mean spouse, domestic partner, lineal descendant (including adopted children), father, mother, brother or sister of the transferor.

In addition, the undersigned hereby waives, from the date hereof until the expiration of the 90-day period following the date of the Prospectus Supplement, any and all rights, if any, to request or demand registration pursuant to the Securities Act of 1933, as amended, of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock that are registered in the name of the undersigned or that are Beneficially Owned Shares.  In order to enable the aforesaid covenants to be enforced, the undersigned hereby consents to the placing of legends and/or stop transfer orders with the transfer agent of the Common Stock with respect to any shares of Common Stock, securities convertible into or exercisable or exchangeable for Common Stock or Beneficially Owned Shares.

If (i) the Company notifies B. Riley in writing that it does not intend to proceed with the Offering, (ii) for any reason the Offering is terminated prior to the payment for and delivery of the Common Stock or (iii) the Offering shall not have been completed by October 8, 2015, then upon the occurrence of any such event, this Agreement shall immediately be terminated and the undersigned shall be released from its obligations hereunder.

[Signatory]

By:
Name:
Its:

Exhibit 5.1

Mitchell Silberberg & Knupp llp

September 25, 2015

Board of Directors

Sysorex Global Holdings Corp

2479 East Bayshore Road, Suite 195

Palo Alto, California 94303

Gentlemen:

We have acted as counsel to Sysorex Global Holdings Corp., a Nevada corporation (the “Company”), in connection with the proposed issuance of up to 6,037,500 shares of common stock of the Company, $0.001 par value per share (“Common Stock”), which includes up to 787,500 shares of Common Stock issuable upon exercise of the underwriters’ option to purchase additional shares (collectively, the “Shares”). The Shares are included in a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on May 14, 2015 and declared effective on May 28, 2015 (Registration No. 333-204159) (the “Registration Statement”), and are being offered pursuant to a base prospectus (the “Base Prospectus”) and a prospectus supplement dated September 25, 2015 filed with the Commission pursuant to Rule 424(b) (together with the Base Prospectus, the “Prospectus”) under the Act. The Shares are being sold pursuant to an underwriting agreement dated September 25, 2015 between B. Riley & Co., LLC, as representative of the several underwriters, and the Company (the “Underwriting Agreement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the issue of the Shares.

We have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. The opinions expressed herein are limited to Chapter 78 of the Nevada Revised Statutes. We express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction. We express no opinion herein concerning any state securities or blue sky laws.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, and have been issued by the Company against payment therefor in the circumstances contemplated by the Underwriting Agreement, the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable.

Mitchell Silberberg & Knupp llp

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, as further limited above, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

This opinion is rendered to you in connection with the offering described above. This opinion may not be relied upon for any other purpose, or furnished to, quoted or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Current Report on Form 8-K of the Company being filed on the date hereof and to the reference to our firm in the Prospectus Supplement and the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Mitchell Silberberg & Knupp LLP

Exhibit 99.1

News Release

For immediate release	Contact A. Sage Osterfeld sage.osterfeld@sysorex.com tel: (760) 707-0459

SYSOREX GLOBAL HOLDINGS CORP.
ANNOUNCES PROPOSED PUBLIC OFFERING OF
COMMON STOCK

PALO ALTO, Calif., September 24, 2015 – Big data analytics and solutions provider Sysorex Global Holdings Corp (NASDAQ: SYRX) today announced that it intends to offer shares of its common stock in an underwritten public offering. All shares offered are to be sold by Sysorex. Sysorex also expects to grant the underwriters a 30-day option to purchase additional shares of its common stock to cover over-allotments, if any. The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the final size or terms of the offering.

Sysorex expects to use the net proceeds from this offering for general corporate purposes, which may include business development activities, capital expenditures, working capital and general and administrative expenses.

B. Riley & Co., LLC is acting as lead book-running manager in the offering. Craig-Hallum Capital Group LLC is acting as co-manager in the offering.

The shares of common stock described above are being offered by Sysorex pursuant to a registration statement (No. 333-204159) filed by Sysorex with the Securities and Exchange Commission (“SEC”) that has been declared effective. A preliminary prospectus supplement and accompanying base prospectus related to the offering will be filed with the SEC on September 25, 2015 and will be available on the SEC’s website located at http://www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying base prospectus relating to the offering, when available, may be obtained from B. Riley & Co., LLC, c/o the Compliance Department, 11100 Santa Monica Blvd., Suite 800 Los Angeles California 90025, or by telephone at (888) 295-0155, or by email at compliance@brileyco.com. Before you invest, you should read the preliminary prospectus supplement and accompanying base prospectus in the registration statement and other documents Sysorex has filed or will file with the SEC for more complete information about Sysorex and the offering.

2

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Sysorex
Sysorex develops the systems and solutions that power the data-driven enterprise. With an innovative approach to big data, analytics and the Internet of Things (IoT), we blend virtual data from software and networks with the huge volume of physical data generated by mobile devices and Internet-connected things to open new worlds of insight. Our unique solutions are helping organizations worldwide improve decision making, increase productivity, and fuel the discoveries of tomorrow. Headquartered in Palo Alto, California, we have regional offices in North America, South America, Europe and the Middle East. Visit www.sysorex.com, follow us @SysorexGlobal and Link up on LinkedIn.

Contacts

Media Inquiries:
A. Sage Osterfeld +1 (760) 707-0459
sage.osterfeld@sysorex.com

Investor Relations:
CorProminence LLC
Scott Arnold, +1 (516) 222-2560
Managing Director
www.corprominence.com

###

Exhibit 99.2

News Release

For immediate release	Contact A. Sage Osterfeld sage.osterfeld@sysorex.com tel: (760) 707-0459

SYSOREX GLOBAL HOLDINGS CORP.
ANNOUNCES PRICING OF PUBLIC OFFERING OF COMMON STOCK

PALO ALTO, Calif., September 25, 2015 – Big data analytics and solutions provider Sysorex (NASDAQ: SYRX) today announced the pricing of an underwritten public offering of 5,250,000 shares of its common stock at a price to the public of $1.00 per share. The gross proceeds from this offering are expected to be approximately $5.25 million, before deducting underwriting discounts and commissions and estimated offering expenses payable by Sysorex. The net proceeds from this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by Sysorex, are anticipated to be approximately $4,882,500. The offering is expected to close on or about September 30, 2015, subject to customary closing conditions. Sysorex has granted the underwriters a 30-day option to purchase up to an additional 787,500 shares of common stock in connection with the public offering.

Sysorex expects to use the net proceeds from this offering for general corporate purposes, which may include business development activities, capital expenditures, working capital and general and administrative expenses.

B. Riley & Co., LLC is acting as lead book-running manager in the offering. Craig-Hallum Capital Group LLC is acting as co-manager in the offering.

The shares of common stock described above are being offered by Sysorex pursuant to a registration statement (No. 333-204159) filed by Sysorex with the Securities and Exchange Commission (“SEC”) that has been declared effective. A preliminary prospectus supplement and accompanying base prospectus related to the offering was filed with the SEC on September 25, 2015 and a final prospectus supplement and accompanying base prospectus related to the offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Copies of the final prospectus supplement and the accompanying base prospectus relating to the offering, when available, may be obtained from B. Riley & Co., LLC, c/o the Compliance Department, 11100 Santa Monica Blvd., Suite 800 Los Angeles California 90025, or by telephone at (888) 295-0155, or by email at compliance@brileyco.com.

-more-

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Sysorex
Sysorex develops the systems and solutions that power the data-driven enterprise. With an innovative approach to big data, analytics and the Internet of Things (IoT), we blend virtual data from software and networks with the huge volume of physical data generated by mobile devices and Internet-connected things to open new worlds of insight. Our unique solutions are helping organizations worldwide improve decision making, increase productivity, and fuel the discoveries of tomorrow. Headquartered in Palo Alto, California, we have regional offices in North America, South America, Europe and the Middle East. Visit www.sysorex.com, follow us @SysorexGlobal and Link up on LinkedIn.

Forward-Looking Statements
Certain statements contained in this news release, other than statements of fact that are independently verifiable at the date hereof, may constitute forward-looking information and forward-looking statements (collectively “forward-looking statements” within the meaning of applicable securities laws). Such statements, based as they are on the current expectations of the management of Sysorex and upon what management believes to be reasonable assumptions based on information currently available to it, inherently involve numerous risks and uncertainties, known and unknown, many of which are beyond the control of Sysorex. Such statements can usually be identified by the use of words such as “may,” “would,” “believe,” “intend,” “plan,” “anticipate,” or “estimate” and other similar terminology, or state that certain actions, events or results “may” or “would” be taken, occur or be achieved. Forward-looking statements in this release include, but are not limited to, statements related to the expected completion, timing and size of the public offering of common stock and the expected use of the proceeds from the offering by Sysorex.

Whether actual results and developments will conform with management’s expectations and predictions is subject to a number of risks, assumptions and uncertainties, many of which are beyond management’s control, and the effects of which can be difficult to predict. These risks include those associated with market risks and uncertainties and the satisfaction of customary closing conditions for an offering of securities, as well as those inherent in our business, whether Sysorex will be able to obtain financing when needed or on favorable terms, and other risks described in filings made by Sysorex with the SEC. In evaluating any forward-looking statements in this release, Sysorex cautions readers not to place undue reliance on any forward-looking statements. Unless otherwise required by applicable securities laws, Sysorex does not intend, nor does it undertake any obligation, to update or revise any forward-looking statements contained in this news release to reflect subsequent information, events, results or circumstances or otherwise..

Contacts

Media Inquiries:
A. Sage Osterfeld +1 (760) 707-0459
sage.osterfeld@sysorex.com

Investor Relations:
CorProminence LLC
Scott Arnold, +1 (516) 222-2560
Managing Director
www.corprominence.com

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